KPMG Peat Marwick LLP
Suite 2800
Two First Union Center
Charlotte, NC  28282-8290



The Board of Directors
First Charter Corporation:


We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 To Registration Statement on Form S-4 of First Charter Corporation of our report on the consolidated financial statements included in the 1996 Annual Report to Shareholders which is incorporated by reference in the 1996 Form 10-K of First Charter Corporation.



                                     /s/ KPMG PEAT MARWICK LLP
                                     KPMG PEAT MARWICK LLP

Charlotte, North Carolina
March 18, 1998